For further information: Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra Appoints Deloitte Touche Tohmatsu CPA as Company Auditors

July 27, 2007, Qingdao, PRC/Rockville, MD, USA -- Synutra International, Inc. (NASDAQ: SYUT; “Synutra”), one of China’s leading manufacturers of dairy-based nutritional products for infants, children and adults, today announced that it has engaged the services of Deloitte Touche Tohmatsu CPA Ltd. ("DTTC") as its independent registered public accounting firm. DTTC will replace Synutra’s pervious auditors, Rotenberg & Co., LLP, with immediate effect.

Weiguo Zhang, President and Chief Operating Officer at Synutra commented, “Synutra has worked with Rotenburg professionals for several years and we have had a great relationship with them. However, as Synutra continues to expand the size of its operations, we require an accountant with greater resources and a more global scale. We are confident that Deloitte Touche Tohmatsu CPA will provide us with expert auditing and accounting services.”

About Synutra International, Inc.

Synutra operates eight subsidiaries developing, producing, distributing and selling dairy-based nutritional products across the People’s Republic of China. It offers its products for infants, children, adults and pregnant women and nursing mothers under the brand series of “Super,” “U-Smart” and “U-Strong.” The Group’s extensive sales network covers 24 provinces, 264 cities and more than 1320 counties throughout China. For more information, please contact Weiguo Zhang of Synutra, Inc. (301 840 3888, wzhang@synutra.com), Brian Rafferty of Taylor Rafferty (212 889 4350, synutra@taylor-rafferty.com) or visit: www.synutra.com.

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

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